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                                                            Exhibit 23.1



                      [WEINICK, SANDERS & CO. LLP LETTERHEAD LOGO]



                      CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the registration statement of William Greenberg Jr. Desserts and Cafes, Inc. of our report dated March 9, 1996 (except as to a portion of Note 9, as to which the date is April 15, 1996) appearing in The Annual Report on Form 10-KSB of William Greenberg Jr. Desserts and Cafes, Inc. for the fiscal year ended December 31, 1995.


                                   /s/ WEINICK, SANDERS & CO. LLP
                                   ------------------------------
                                       WEINICK, SANDERS & Co. LLP
                                       Certified Public Accountants


New York, New York
November 14, 1996